SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                                (Amendment No. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[X] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                  Pfizer, Inc.
              -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                              Pharmacia Corporation
              -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes: The following information was first posted on Pharmacias web site on July 15, 2002.

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                           FREQUENTLY ASKED QUESTIONS

Q. PFIZER RECENTLY ANNOUNCED PLANS TO ACQUIRE PHARMACIA. WHAT DOES THAT MEAN TO ME AS A PHARMACIA SHAREHOLDER?
A. On July 15, 2002, Pfizer, Inc. and Pharmacia Corporation announced that they had entered into an agreement by which Pharmacia is to be acquired by Pfizer in a stock-for-stock transaction. Upon its completion, each Pharmacia Corporation shareholder of record will receive 1.4 shares of Pfizer, Inc. common stock for every one share of Pharmacia Corporation common stock held.

Q. WHEN WILL THE ACQUISITION OF PHARMACIA BY PFIZER BE COMPLETE?
A. Pfizer, Inc. expects the transaction to be complete in 4-6 months from July 15, 2002, the date of their announcement of their intent to acquire Pharmacia Corporation subject to obtaining the necessary regulatory approvals.

Q. WHAT ARE THE TAX CONSEQUENCES OF THE PLANNED ACQUISITION BY PFIZER?
A. The Pfizer acquisition is planned to be a tax-free exchange in the U.S. of Pharmacia shares for Pfizer shares. Each share of Pharmacia common stock will convert into 1.4 shares of Pfizer, Inc. common stock.

Q. WHAT STEPS MUST BE COMPLETED FOR THE PFIZER TRANSACTION TO BE FINALIZED?
A. Among the key steps are regulatory filings with the SEC, antitrust filings with the U.S. Federal Trade Commission (FTC) and Department of Justice (DOJ), EU antitrust filings, and special shareholder meetings for shareholders of each company.

Q. SINCE PHARMACIA IS TRADED ON THE NEW YORK STOCK EXCHANGE AND STOCKHOLM EXCHANGE, WILL PFIZER LIST ITS SHARES IN SWEDEN?
A. Pfizer will determine whether or not to list its shares in Sweden at a later date. Once that decision is made, more information will be provided to Swedish shareholders on how to convert their Pharmacia shares.

Q. PLEASE EXPLAIN THE IPO FOR THE MONSANTO AGRICULTURAL BUSINESS AND THE SUBSEQUENT DISTRIBUTION OF MONSANTO SHARES TO PHARMACIA SHAREHOLDERS OF RECORD.
A. On October 23, 2000, there was an initial public offering (IPO) of a portion of the Monsanto agricultural business. At the completion of the IPO, Pharmacia continued to own approximately 84% of Monsanto. Monsanto is represented on the New York Stock Exchange by ticker symbol MON. No distributions of Monsanto stock were made to Pharmacia Corporation shareholders of record at the time of the initial public offering.

In November 2001, Pharmacia Corporation announced a plan to spin-off the remaining 84% of Monsanto to Pharmacia shareholders by means of a tax-free dividend. The Monsanto shares were distributed on August 13, 2002 to shareholders of record on July 29, 2002.

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Q. AS A RESULT OF THE SPIN-OFF OF THE REMAINING 84% OF THE AGRICULTURAL
BUSINESS, WHAT WERE PHARMACIA CORPORATION SHAREHOLDERS ENTITLED TO RECEIVE?
A. Pharmacia Corporation shareholders of record on July 29, 2002 were entitled to receive 0.170593 shares of Monsanto stock for every one share of Pharmacia stock. This ratio was obtained by dividing Pharmacia's total shares in Monsanto (220,000,000) by the total number of shares outstanding in Pharmacia at 5:00 PM Eastern time on July 29, 2002, which was 1,289,621,815.

Q. WILL THE ACQUISITION OF PHARMACIA CORPORATION BY PFIZER, INC. IMPACT THE MONSANTO STOCK THAT I RECEIVED AS A RESULT OF THE AUGUST 13, 2002 SPIN-OFF?
A. No. With the completion of the spin-off, Monsanto is now a 100% wholly independent company and Pfizer's acquisition of Pharmacia will not impact holders of Monsanto stock.

PLEASE CLICK HERE FOR MORE QUESTIONS AND ANSWERS REGARDING THE MONSANTO
SPIN-OFF.

Q. I AM A HOLDER OF FORMER PHARMACIA & UPJOHN STOCK. I UNDERSTAND THAT I NEED TO EXCHANGE MY PHARMACIA & UPJOHN CERTIFICATE(S) FOR ONE REFLECTING MY STOCK OWNERSHIP IN THE NEW COMPANY, PHARMACIA CORPORATION. HOW CAN I DO THAT?
A. In March, 2002, Mellon Investor Services mailed the necessary paperwork (i.e. Letter Of Transmittal) to all holders of unexchanged Pharmacia & Upjohn certificate(s). If you have not yet exchanged your Pharmacia & Upjohn stock into Pharmacia Corporation or did not receive a Letter Of Transmittal, please call Mellon Investor Services, our transfer agent, at 877-231-3345 to request one.

Q. I AM A HOLDER OF THE MONSANTO STOCK THAT MERGED WITH PHARMACIA & UPJOHN IN MARCH, 2000. DO I NEED TO EXCHANGE MY CERTIFICATE(S)?
A. We encourage former holders of the old Monsanto to exchange their certificates for ones reflecting the new company name, Pharmacia Corporation. To receive a new certificate, send your old certificate(s) with a brief cover letter via Registered/Certified mail to: Mellon Investor Services LLC, PO Box 3316, South Hackensack, NJ 07606-1900.

Q. WHAT IS PHARMACIA'S DIVIDEND POLICY?  WHEN ARE THE DIVIDENDS PAID?
A. Dividends are declared quarterly by Pharmacia Corporation's Board of Directors. Since the completion of the merger between Monsanto and Pharmacia & Upjohn, Pharmacia Corporation has made the following quarterly dividend payments:

      Payable Date           Record Date           Amount of Dividend/Share
      ------------           -----------           ------------------------
    August, 1, 2002         July 15, 2002                   $0.135
    May 1, 2002             April 10, 2002                   0.135
    February 1, 2002        January 10, 2002                 0.135
    November 1, 2001        October 11, 2001                 0.135
    August 1, 2001          July 11, 2001                    0.135
    May 1, 2001             April 10, 2001                   0.12
    February 1, 2001        January 8, 2001                  0.12
    November 1, 2000        October 5, 2000                  0.12
    August 1, 2000          July 5, 2000                     0.12

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Q. CAN I INVEST DIRECTLY IN PHARMACIA CORPORATION? HOW ABOUT DIVIDEND
REINVESTMENT?
A. Pharmacia Corporation has a Direct Stock Purchase Plan and a Dividend Reinvestment Plan through Mellon Investor Services LLC. If you are already a registered stockholder or if you are interested in becoming one, please contact Mellon at (888) 312-8333 for necessary forms regarding both Direct Stock Purchase Plan and Dividend Reinvestment Plan. If you are calling from outside the United States, please call (201) 329-8660. Shareholders can also download the forms via the Mellon website https://vault.melloninvestor.com

Q. I CANNOT FIND THE STOCK CERTIFICATE FOR MY PHARMACIA CORPORATION STOCK. HOW CAN I REPLACE THE CERTIFICATE?
A. To replace a lost Pharmacia Corporation stock certificate, you will need to call Mellon Investor Services LLC, our Transfer Agent, at (888) 312-8333 to request an Affidavit Of Loss.

Q. I HAVE LOST ONE OF MY PHARMACIA CORPORATION DIVIDEND CHECKS. HOW CAN I HAVE THAT REPLACED?
A. To replace a lost or uncashed old dividend check, please call Mellon Investor Services LLC, our Transfer Agent, at (888) 312-8333 to request a replacement.

Q. HOW DO I CONTACT THE TRANSFER AGENT?
A. The transfer agent for Pharmacia Corporation is Mellon Investor Services LLC. You may contact them by calling (888) 312-8333 in the United States or (201) 329-8660 Internationally. You may also access Mellon's website at www.melloninvestor.com

Q. HOW CAN I GET A 2001 ANNUAL REPORT FOR PHARMACIA CORPORATION?
A. To view the 2001 Annual Report electronically, please click here. If you prefer to receive a hard copy in the mail, please click here.


                              SAFE HARBOR STATEMENT

Certain statements contained in this document are "forward-looking statements" provided under the "safe harbor" protection of the Private Securities Litigation Reform Act of 1995. These statements are made to enable a better understanding of the Company's business, but because these forward-looking statements are subject to many risks, uncertainties, future developments and changes over time, actual results may differ materially from those expressed or implied by such forward-looking statements. Examples of forward-looking statements are statements about anticipated financial or operating results, financial projections, business prospects, future product performance, future research and development results, anticipated regulatory filings and approvals, and other matters that are not historical facts. Such statements often include words such as: "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions.

These forward-looking statements are based on the information that was currently available to the Company, and the expectations and assumptions that were deemed reasonable by the Company, at the time when the statements were made. The Company does not undertake any obligation to update any forward-looking statements in any communications of the Company,


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whether as a result of new information, future events, changed assumptions or otherwise, and all such forward-looking statements should be read as of the time when the statements were made, and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Many factors may cause or contribute to actual results or events being materially different from those expressed or implied by such forward-looking statements. Although it is not possible to predict or identify all such factors, they may include the following: competition for our products; pharmaceutical pricing, price constraints and other restrictions on the marketing of products imposed by governmental agencies or by managed care groups, institutions and other purchasing agencies; product discovery and approval; product recalls or withdrawals; manufacturing quality issues with respect to our products; compliance with Current Good Manufacturing Practices and other quality assurance guidelines; the company's ability to secure and defend its intellectual property rights; product liability claims, antitrust litigation, environmental concerns, and commercial disputes; social, legal, political and governmental developments; changes in foreign currency exchange rates or in general economic or business conditions including inflation and interest rates; acquisitions, divestitures, mergers, restructurings or strategic initiatives that change the Company's structure; business combinations among the Company's competitors and major customers; changes to accounting standards or GAAP.

Readers are also urged to carefully review and consider the disclosures in Pharmacia's various SEC filings, including but not limited to Pharmacia's Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

This release may be deemed to be solicitation material in respect of Pfizer's proposed merger with Pharmacia. Pfizer will be filing a registration statement on Form S-4, containing a joint proxy statement/prospectus for Pfizer and Pharmacia, and other documents with the Securities and Exchange Commission ("SEC"). INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT CONTAINING THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to receive the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov or from Pharmacia Investor Relations at 100 Route 206 North, Peapack, New Jersey 07977. Pharmacia and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of Pharmacia's directors and executive officers in the proposed merger will be included in the final joint proxy statement/prospectus.